Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statement, File Nos. 333-03512, 333-24735 and 333-58584.


ARTHUR ANDERSEN LLP


/s/ Arthur Andersen LLP
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Minneapolis, Minnesota
March 27, 2002